UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2008

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

 Compensatory Arrangements of Certain Officers.

On March 24, 2008, Cubist Pharmaceuticals, Inc. (the “Company”) announced that Christopher D.T. Guiffre, the Company’s Senior Vice President, General Counsel and Secretary, will be resigning his position, effective April 30, 2008, and leaving the Company on May 31, 2008, following a brief transition period with his successor.   Mr. Guiffre submitted his resignation to the Company on March 20, 2008.  Notwithstanding the terms of Mr. Guiffre’s retention letter, which is on file with the SEC, Mr. Guiffre will be paid severance equal to eighteen months of his current base salary of $300,150, payable in twelve equal semi-monthly installments, and will have the right to continue to participate in the Company’s medical and dental insurance programs for up to eighteen months.

Also on March 24, 2008, the Company announced that Tamara Joseph has been hired to succeed Mr. Guiffre as the Company’s Senior Vice President, General Counsel and Secretary.  Ms. Joseph has broad legal experience in the pharmaceutical industry, including 18 years of experience in the U.S., UK, France and Belgium.  She joins the Company from Mayne Pharma Ltd., where she has served as Executive Vice President, General Counsel and Company Secretary.  Prior to Mayne, Ms. Joseph was a Non-Executive Board member of LTK Farma S.A.S., Vice President and General Counsel of Transkaryotic Therapies, Inc., and Vice President, International Legal at Biogen Idec Inc.

A copy of the press release announcing these events has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ David W.J. McGirr
David W.J. McGirr
Senior Vice President, Chief Financial Officer

Dated: March 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 24, 2008